Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 15, 2014

to the Indenture

Dated as of January 1, 1997

between

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

and

THE BANK OF NEW YORK MELLON

(as successor trustee to The Chase Manhattan Bank)

as Trustee

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 15, 2014 (this “Second Supplemental Indenture”) between EMPRESA NACIONAL DE ELECTRICIDAD S.A., a Chilean sociedad anónima abierta (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (as successor trustee to The Chase Manhattan Bank), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, there has previously been executed and delivered to the Trustee an Indenture dated as of January 1, 1997 between the Company, acting directly and through its Cayman Islands branch, and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of July 24, 2009 (as amended and supplemented, the “Indenture”), providing for the issuance of Securities in one or more series from time to time; and

WHEREAS, the Company has caused its Cayman Islands branch to be terminated; and

WHEREAS, pursuant to Section 301 of the Indenture, the Company may establish, at its option, the form, terms and provisions of a series of Securities to be issued under the Indenture in one or more supplemental indentures to the Indenture; and

WHEREAS, the Company intends to issue US$400,000,000 aggregate principal amount of a new series of Securities under the Indenture designated as 4.250% Notes due 2024 (such 4.250% Notes due 2024 are herein referred to as the “Notes”) and desires to establish the form, terms and provisions of such series herein, including certain redemption and repurchase rights and certain covenants of the Company; and

WHEREAS, all acts and proceedings required by law, by the Indenture, by the Company and by the Trustee to constitute this Second Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Second Supplemental Indenture has been in all respects duly authorized by the Company and the Trustee;

NOW, THEREFORE, in consideration of the foregoing, the Company and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Indenture shall, after this Second Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

ARTICLE 2

THE NOTES

Section 2.01    The Notes. The Indenture is hereby supplemented to incorporate the form, terms and provisions of the series of Notes designated as the 4.250% Notes due 2024 of the Company to be issued under the Indenture, which form, terms and provisions are set forth in the form of the Notes attached hereto as Exhibit A and in this Supplemental Indenture. The Company may issue additional notes of the series of Notes designated as the 4.250% Notes due 2024; provided that if the additional notes are not fungible with the 4.250% Notes due 2024 for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The Notes shall be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

ARTICLE 3

REDEMPTION OF SECURITIES

Section 3.01    Optional Redemption. The Indenture is hereby supplemented to incorporate the following rights of redemption solely with respect to the Notes (and not with respect to any other series of Securities):

(a)        Optional redemption. The Company may redeem the Notes, in whole or in part, at any time and from time to time beginning on the date that is 90 days prior to the Stated Maturity of the Notes, at its option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to the Redemption Date of the Notes will be payable to Holders of those Notes registered as such at the close of business on the Regular Record Dates, in accordance with the terms and provisions of Section 3.07 of the Indenture.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date for Notes of a particular series, interest will cease to accrue on the Notes of the series called for redemption.

(b)        Make-whole redemption. The Company may redeem the Notes, in whole or in part, at any time and from time to time, at its option, at a Redemption Price calculated by the Company equal to the greater of (i) 100% of the then outstanding principal amount of the Notes to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date on a semiannual basis (a 360-day year consisting of twelve 30-days months) at the applicable Treasury Rate plus 25 basis points, in each case, plus accrued and unpaid interest to the Redemption Date.

Solely for purposes of this Section 3.01(b), the following definitions will apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to the Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC or its affiliates which are primary United States government securities dealers and not less than three other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE 4

EVENTS OF DEFAULT

Section 4.01    Section 501(4) of the Indenture is hereby amended and restated in its entirety, solely for the purpose of the Notes (and not with respect to any other series of Securities), to read as follows:

“(4) the Company or any Chilean Subsidiary shall default in the payment of principal of, or interest on, any individual note, bond, coupon or other instrument or agreement evidencing or pursuant to which there is outstanding Indebtedness of the Company or any of its Chilean Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, having a principal amount exceeding US$50,000,000 (or its equivalent in any other currency), other than the Securities of that series, by the Company or any of its Chilean Subsidiaries, when the Indebtedness shall become due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been expressly extended; or”

ARTICLE 5

MISCELLANEOUS AMENDMENTS

Section 5.01    The Indenture is hereby amended as set forth below, solely for the purpose of the Notes (and not with respect to any other series of Securities):

(a)	Each reference to the phrase “the Cayman Islands or” in Sections 113(a), 308(a), 308(b), 401(d) and 1204(8) of the Indenture is hereby deleted;

(b)	The reference to the phrase “any political subdivision of governmental authority of either or in either” in Section 401(d) of the Indenture is hereby amended to read “any political subdivision or governmental authority thereof or therein”;

(c)	The address of C T Corporation System of “1633 Broadway, New York, New York 10019” in Section 113(b) of the Indenture is hereby replaced with “111 Eighth Avenue, New York, New York 10011”;

(d)	The reference to the phrase “The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless” in Section 801 of the Indenture is hereby amended to read “The Company shall not consolidate with or merge into or convey or transfer its properties and assets substantially as an entirety to any Person, unless”;

(e)	The reference to the phrase “the corporation formed by such consolidation or into which the Company is merged or the Person which acquires assets of the Company substantially as an entirety” in Section 801(1) of the Indenture is hereby replaced by the term “the successor”; and

(f)	Sections 1204(2) and 1204(3) of the Indenture are replaced in their entirety to read as follows:

“(2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, the beneficial owners of the Outstanding Securities with respect to such series of Securities will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.”

“(3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of the applicable series will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred.”

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01    For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture.

Section 6.02    The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended.

Section 6.03    The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 6.04    This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument and every Securityholder with respect to the Notes, whether heretofore or hereafter authenticated and delivered, shall be bound hereby. Notwithstanding anything herein to the contrary, to the extent there is any conflict between any provision of this Second Supplemental Indenture and any provision of the Indenture, the terms of this Second Supplemental Indenture shall prevail.

Section 6.05    In case any one or more of the provisions contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06    This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Second Supplemental Indenture is subject to, and conforms with, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Second Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 6.07    EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.08    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.09    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.10    The Trustee agrees to accept and act upon notice, instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.11    Except for such additional information, documents and reports with respect to the Company’s compliance with the conditions and covenants under the Indenture as required by Section 704(b) of the Indenture, delivery of any reports, information or documents to the Trustee pursuant to Section 704 of the Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein.

Section 6.12    This Second Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

(Remainder of this page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of April 15, 2014.

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

By:	/s/ Joaquín Galindo V.
Name: Joaquín Galindo V.
Title: Chief Executive Officer

By:	/s/ Fernando Gardeweg R.
Name: Fernando Gardeweg R.
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee,

By:	/s/ Jamie Nielsen
Name: Jamie Nielsen
Title: Vice President

Exhibit A

FACE OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (B) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

4.250% Notes due 2024

Registered	US$400,000,000
No. R-1	CUSIP 29246R AA1
ISIN US29246RAA14

Empresa Nacional de Electricidad S.A., a Chilean stock corporation (“sociedad anónima abierta”) (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto at the office or agency of the Company in the Borough of Manhattan, The City of New York (the “Place of Payment”) on April 15, 2024 by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on April 15 and October 15 of each year, commencing on October 15, 2014, at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the April 15 or October 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or, if no interest has been paid on these Notes or duly provided for, from April 15, 2014 (the “Original Issue Date”), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the March 31 or September 30 and before the next succeeding April 15 or October 15, this Note shall bear interest from such April 15 or October 15, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any April 15 or October 15 will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding March 31 or September 30, as the case may be (herein called the “Regular Record Date”), whether or not a Business Day, or may, at the option of the Company, unless this Note is a Global Security, be paid by check mailed to the registered address of such Person. Any such interest which is payable but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which

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the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at the Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

All payments of or in respect of principal and interest in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, penalties, duties, fines, assessments or other governmental charges (or interest on any of the foregoing) of whatsoever nature (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by Holders of the Notes after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of this Note in the absence of such withholding or deduction. However, the obligation of the Company to pay Additional Amounts shall not apply to: (i) any Taxes that would not have been imposed but for (a) the presentation of this Note, where presentation is required for payment, more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in the Place of Payment by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such period of 30 days; (b) the existence of any present or former, direct or indirect, connection between the Holder (or between a fiduciary, settler, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the Republic of Chile (or any political subdivision or governmental authority thereof or therein), other than the mere holding of this Note or the receipt of principal, interest, or other amounts in respect hereof; or (c) any combination of (a) and (b) above. All references to principal, interest and other amounts payable hereunder shall be deemed to include references to any Additional Amounts which may be payable as set forth in the Indenture or in this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

The terms and conditions of this Note, to the extent they are inconsistent with any terms and conditions of the Indenture, shall supersede such terms and conditions of the Indenture which shall have no force and effect with respect to this Note; except that the provisions of Section 107 of the Indenture shall not be so superseded.

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IN WITNESS WHEREOF, EMPRESA NACIONAL DE ELECTRICIDAD S.A. has caused this Note to be duly executed.

Dated: April 15, 2014	EMPRESA NACIONAL DE ELECTRICIDAD S.A.

By
Name:
Title:

By
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Officer

Dated:

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REVERSE OF NOTE

This Note is one of the duly authorized issue of notes, debentures, bonds or other evidences of indebtedness (hereinafter called the “Securities”) of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of January 1, 1997, as amended and supplemented by the First Supplemental Indenture dated as of July 24, 2009 and the Second Supplemental Indenture dated as of April 15, 2014 (as amended and supplemented, herein called the “Indenture”), duly executed and delivered by the Company and THE BANK OF NEW YORK MELLON (as successor trustee to THE CHASE MANHATTAN BANK), as Trustee (herein called the “Trustee”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture and designated as 4.250% Notes Due 2024 (herein called the “Notes”), limited in aggregate principal amount to $400,000,000. Pursuant to the terms of Section 301 of the Indenture, additional Notes of this series may be issued from time to time; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number.

The Company may redeem the Notes, in whole or in part, at any time and from time to time, beginning on the date that is 90 days prior to the scheduled maturity of the Notes, at the Company’s option, according to the terms and provisions of Section 1104 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.

Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to a Redemption Date for the Notes will be payable to the Holders of such Notes registered as such at the close of business on the Regular Record Dates according to the terms and provisions of Section 307 of the Indenture.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date for the Notes, interest will cease to accrue on the Notes called for redemption.

The Company may redeem the Notes, in whole or in part, at any time and from time to time, at the Company’s option, according to the terms and provisions of Section 1104 of the Indenture, at a Redemption Price calculated by the Company equal to the greater of (1) 100% of the then outstanding principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points, in each case plus accrued and unpaid interest to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC or its affiliates which are primary United States government securities dealers and not less than three other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Company may redeem the Notes as a whole, but not in part, according to the terms and provisions of Section 1104 of the Indenture, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, only if (i) the Company certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that would be payable were payments of interest on the Notes subject to a 4.0% withholding tax (“Excess Additional Amount”) as a result of any change in or amendment to the laws or regulations of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of issuance of the Notes and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts, if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to the Indenture, the Company shall deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that the Company has become obligated to pay such Excess Additional Amounts as a result of a change or amendment described herein and that the Company cannot avoid payment of such Excess Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary for the Company to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes. In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to make changes that do not adversely affect the rights of any Holder.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein.

The Notes are issuable in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

The Trustee will be the Paying Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York, that there will be no more than one Security Registrar for the Notes.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein or in the Indenture.

No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Unless otherwise defined herein, all terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with right of
survivorship and not as tenants in common

UNIF GIFT
MIN ACT -		Custodian

	(Cust)	(Minor)

under Uniform Gifts to Minors
Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address

including postal zip code of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is US$400,000,000. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian